EXHIBIT 4.5

                            VIPER MOTORCYCLE COMPANY

NO. W-

                               WARRANT CERTIFICATE

                     CERTIFICATE FOR ______________ WARRANTS





                          THIS DOCUMENT CERTIFIES THAT

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or registered  assigns is the owner of that number of Warrants  specified above, of which each one entitles the holder thereof to purchase one fully paid and nonassessable common share, subject to adjustment as provided herein, of Viper Motorcycle Company, a Minnesota Corporation (the "Company") at any time after the date hereof at an exercise price equal to the price of the Initial Public Offering.

Each such Warrant may be exercised on any business day before the Expiration Date hereof which is three (3) years after the date of the Initial Public Offering, and the holder hereof or any assigns, as the case may be, hereby acknowledges that the restricted common stock to be issued underlying these Warrants constitutes "restricted securities" as defined under the Securities Act of 1933, as amended. The Company is under no obligation to register any common shares underlying these Warrants, and accordingly the holder hereof, or any assigns, recognize that any common stock purchased incident to exercise of these Warrants will be purchased as a Long-term investment with no present view toward resale, transfer or other disposition thereof. Upon payment of the exercise price for any common shares underlying these Warrants, all of such shares shall be legally and validly issued and fully paid and non-assessable.

The Warrants represented hereby are exercisable upon presentation and surrender of this Warrant Certificate, with the election to purchase duly stated by the holder hereof in writing, at the corporate office of the "the Company, and upon payment to the Company of the Warrant exercise price for such shares in US Dollars in cash or other valuable consideration equal to such exercise price."

These Warrants are exercisable at the election of the holder hereof, or any assigns, either in whole or in p art anytime or from time to time up to the number of shares specified above. Such shares shall be deemed issued as of the date of surrender of the Warrant Certificate and receipt of the Company of the exercise price therefore. In the event this Warrant Certificate is exercised for less than all of the underlying shares of this Warrant Certificate, a new Warrant Certificate shall be issued to the holder or any assigns on surrender hereof for the number of shares represented by the Warrants not yet exercised. The Company shall not be required to issue any

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VIPER MOTORCYCLE COMPANY                                     WARRANT CERTIFICATE


fractional shares incident to any exercise of these Warrants, but rather shall round off any exercise hereof to the nearest common share of the Company.

These Warrants are being issued to the initial holder hereof incident to the terms of a Series A 16% Convertible Secured Note of the Company purchased by such holder incident to a private placement of such Notes by the Company.

Prior to any exercise of any Warrants represented hereby, the holder hereof or any assigns shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote or receive dividends or other distributions.

The purchase price, the number of shares purchasable upon exercise hereof, and the number of Warrants outstanding anytime during the term hereof are subject to adjustment from time and time on the occurrence of any event such as stock dividends, stock splits (forward or reverse), reorganizations, recapitalizations or consolidations, mergers or other business combinations, or any other such events, so that the holder hereof of any Warrants exercised after such event or events shall be entitled to receive the number and price of shares which, if such Warrants had been exercised immediately prior to such event or events, such holder would have owned. Such adjustment or adjustments shall be made successively whenever any such event shall occur.

This Warrant Certificate and these Warrants and underlying common shares of the Company have not been registered under any federal or state securities laws an they cannot be transferred, resold or otherwise disposed of unless they have been registered under relevant securities laws or they satisfy an appropriate exemption from such registration. This restriction shall also be clearly affixed to any common share certificates of the Company issued incident to the exercise hereof.

Prior to presentment for transfer of any of these Warrants to the Company by the holder, the Company may treat and deem the registered holder hereof as the absolute holder of these Warrants for all purposes, and the Company shall not be affected by any notice to the contrary. These warrants are granted piggy-back registration rights to any future offering or registration statement, excluding the Initial Public Offering.

This Warrant Certificate and each Warrant represented hereby shall be governed and construed by the laws of the State of Minnesota.

EXECUTED duly by the Company on the day and year first stated herein.

                                             VIPER MOTORCYCLE COMPANY



                                             By ________________________________



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VIPER MOTORCYCLE COMPANY                                     WARRANT CERTIFICATE


                                 ASSIGNMENT FORM

       To Be Executed By the Registered Holder Hereof to transfer Warrants__________________ FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns of the Warrants represented by this Certificate to and does hereby irrevocably constitute and appoint the Secretary of Viper Motorcycle Company as Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.



       Dated: _________________________           ______________________________
                                                  Signature(s)

                                                  ______________________________




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